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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): DECEMBER 14, 2001



                         ADVANCED ACCESSORY SYSTEMS, LLC
             (Exact name of registrant as specified in its charter)




           DELAWARE                                333-49011                             13-3848156
(State or other jurisdiction of            (Commission File Number)            (I.R.S. Employer Identification
incorporation or organization)                                                             Number)


                                 12900 HALL ROAD
                        STERLING HEIGHTS, MICHIGAN 48313
                                 (586) 997-2900
    (Address and Telephone Number of Registrant's Principal Executive Office)



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ITEM 5.    OTHER EVENTS

         On December 14, 2001, Advanced Accessory Systems, LLC ("AAS"), Sportrack, LLC ("Sportrack"), Valley Industries, LLC ("Valley Industries"), Brink International BV ("Brink International"), and Brink BV ("Brink") entered into Amendment No. 9 ("Amendment No. 9") to the Second Amended and Restated Credit Agreement dated as of August 5, 1997 among AAS, Sportrack, Valley Industries, Brink International, Brink, Bank One, Michigan, as Administrative Agent and Documentation and Collateral Agent, and JPMorgan Chase Bank, as Co-Administrative Agent and Syndication Agent.

         Amendment No. 9 reset certain financial covenants for fiscal years 2001, 2002 and 2003 in accordance with revised forecasts and, after giving effect thereto, AAS is in compliance with its existing credit agreement, Amendment No. 9 also provided AAS with additional liquidity by adding a conditional supplemental revolving loan facility of up to $10.0 million which is available until March 31, 2003.

         A copy of Amendment No. 9 is attached as Exhibit 10.7(I) and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

Number   Description of Exhibits

10.1 Amendment No. 9 dated as of December 14, 2001 by and among Advanced Accessory Systems, LLC, Sportrack, LLC, Valley Industries, LLC, Brink International BV, Brink BV, the lenders listed on the signature page thereto, Bank One, Michigan, as Administrative Agent and Documentation and Collateral Agent, and JPMorgan Chase Bank, as Co-Administrative Agent and Syndication Agent.


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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ADVANCED ACCESSORY SYSTEMS, LLC

Dated: December 21, 2001                /s/ Barry Steele
                                   ---------------------------------------------
                                   By: Barry Steele

                                   Chief Accounting Officer and duly authorized representative of the registrant


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                                  EXHIBIT INDEX


Exhibit
Number            Description of Exhibits

10.7(i) Amendment No. 9 dated as of December 14, 2001 by and among Advanced Accessory Systems, LLC, Sportrack, LLC, Valley Industries, LLC, Brink International BV, Brink BV, the lenders listed on the signature page thereto, Bank One, Michigan, as Administrative Agent and Documentation and Collateral Agent, and JPMorgan Chase Bank, as Co-Administrative Agent and Syndication Agent.